UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 23, 2021

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INTERNATIONAL BALER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14443	13-2842053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Rio Grande Avenue Jacksonville, FL	32254
(Address of principal executive offices)	(Zip Code)

(904) 358-3812

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange 2008 until January 2010. Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Executive Officer and Director

On September 23, 2021, Victor Biazis, Chief Executive Officer and President of International Baler Corporation (the “Company”), informed the Company of his intention to resign from these positions and to resign as a member of the Company’s Board of Directors (the “Board”) effective as of September 24, 2021, to serve as the CEO and President of Coastal Industrial Products, Inc., his family-owned business. A copy of Mr. Baizis’ resignation letter is attached as Exhibit 17.1. Mr. Biazis informed the Company that his resignation was not due to any disagreement on any matters relating to the Company’s operations, policies or practices.

Appointment of Interim Chief Executive Officer

On September 23, 2021, the Board appointed William Nielsen, the Company’s Chief Financial Officer, to serve as the Company’s Interim Chief Executive Officer and President, effective as of September 24, 2021. Mr. Nielsen is expected to serve until the Company completes a search and appoints a new Chief Executive Officer.

Mr. Nielsen, age 74, has served as the Company’s Chief Financial Officer since 1994 and previously as the Company’s Chief Executive from May 2001 to July 2007 and from January 2017 to September 2018. Mr. Nielsen will not receive any increase in salary in connection with his appointment as Interim Chief Executive Officer and President.

Appointment of New Class I Director

Effective as of September 24, 2021, the Board appointed Gregory King, age 55, to serve as a Class I Director. At this time, Mr. King has not been appointed to serve on any Board committees. Mr. King will receive the standard compensation for non-employee directors, which consists of an annual retainer of $6,000 and reimbursement for costs to attend meetings. For the fiscal year ended October 31, 2021, Mr. King will receive $1,000, which is his pro-rated director compensation for this fiscal year.

Mr. King has extensive experience in the recycling industry. Mr. King currently serves as the Chief Executive Officer and President of Avis Industrial Corporation (“Avis”), the Company’s largest stockholder owning 81% of the Company’s issued and outstanding common stock, and has served in these positions since October 2020. Prior to that, Mr. King served as the President of The Harris Waste Management Group, Inc. “Harris”), a wholly owned subsidiary of Avis, from April 2016 through December 2020. Before joining Harris, Mr. King held various senior executive positions at WestRock, formerly Rock-Ten Co. from January 1989 through December 2015.

There are no arrangements or understandings between Mr. King and any other person pursuant to which he was appointed as a director. Except for Mr. King’s role as an executive officer of Avis and former executive at Harris, there are no related party transactions between Mr. King and the Company that require disclosure under Item 404(a) of Regulation S-K . The Company operates independently from Avis and Harris. The Company had no purchases from Avis or Harris in the fiscal years ended October 31, 2020 (“fiscal 2020”) and 2019 (“fiscal 2019”), respectively. The Company had no equipment sales to Avis or Harris in fiscal 2020. The Company sold two closed door horizontal balers to Harris for $122,950 in fiscal 2019 and had no equipment sales to Avis in fiscal 2019.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter to the Board of Directors of International Baler Corporation dated September 23, 2021 from Victor Biazis
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BALER COPRORATION

Date: September 27, 2021	By: /s/ William Nielsen
Name: William Nielsen
Title: Interim Chief Executive Officer and Chief Financial Officer

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